UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

CARLISLE COMPANIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 781-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	CSL	New York Stock Exchange
Preferred Stock Purchase Rights, $1 par value	n/a	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2021, certain direct and indirect wholly-owned subsidiaries of Carlisle Companies Incorporated, a Delaware corporation (the “Company”) (each of such direct and indirect wholly-owned subsidiaries of the Company, a “Seller” and, collectively, the “Sellers”), and certain direct and indirect wholly-owned subsidiaries of BRWS Parent LLC, a Delaware limited liability company and a portfolio company of One Rock Capital Partners (“CentroMotion”) (each of such direct and indirect wholly-owned subsidiaries, a “Buyer” and, collectively, the “Buyers”), entered into an Equity and Asset Purchase Agreement (the “Agreement”), pursuant to which Sellers agreed to sell to Buyers, and Buyers agreed to purchase from Sellers equity interests and assets comprising the Company’s Carlisle Brake & Friction business segment (the “Acquired Business”) in exchange for (i) cash in the amount of $250 million, subject to certain adjustments, and (ii) the right to receive a post-closing earn-out payment of up to $125 million in incremental cash proceeds (the “Earn-Out Payment”), based on the EBITDA (earnings before interest, taxes, depreciation and amortization) of the Acquired Business for the year ending December 31, 2021. The Earn-Out Payment will be calculated in accordance with Section 2.9 of the Agreement, which is filed as Exhibit 2.1 hereto. The calculation of EBITDA for the purpose of determining the Earn-Out Payment is subject to certain adjustments contained in the Agreement.

The Agreement contains customary representations, warranties, covenants and agreements of the parties. The closing of the transactions contemplated by the Agreement (the “Closing”) is subject to conditions that include, among others, receipt of regulatory approvals, correctness of the representations and warranties of the parties (subject to certain materiality standards set forth in the Agreement), and material compliance by the parties with their respective obligations under the Agreement that must complied with by them at or prior to the Closing.

At the Closing, in accordance with the terms of the Agreement, Carlisle Intangible, LLC, a Delaware limited liability company and a Seller party to the Agreement (“Carlisle Intangible”), and a Buyer party to the Agreement will enter into a Trademark License Agreement (the “Trademark License Agreement”). Pursuant to the Trademark License Agreement, Carlisle Intangible will grant to the Buyer party to the Trademark License Agreement a license to use certain of Carlisle Intangible’s trademarks solely in connection with the sale of certain licensed products specified in the Trademark License Agreement.

The Closing is expected to occur within the third quarter of 2021. The Agreement provides that, upon Sellers’ termination of the Agreement under certain conditions, Buyers will be required to pay to Sellers a customary termination fee.

The representations, warranties, covenants and agreements set forth in the Agreement have been made only for the purposes of the Agreement and solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Buyers have obtained a debt financing commitment for the transactions contemplated by the Agreement, the aggregate proceeds of which are expected to be sufficient for Buyers to pay the cash purchase price, the Earn-Out Payment, and all related fees and expenses. The obligations of the lenders to provide debt financing under the debt financing commitment are subject to a number of customary conditions.

Copies of the Agreement and the Form of Trademark License Agreement have been filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Agreement and the Trademark License Agreement are qualified in their entirety by reference to the full text of such agreements.

The Seller parties to the Agreement are: Carlisle Fluid Technologies, Inc., a Delaware corporation; Carlisle Global II Limited, a private limited company incorporated in England and Wales; Carlisle Industrial Brake & Friction, Inc., a Delaware corporation; Carlisle International B.V., a Dutch corporation; Carlisle Asia Pacific Ltd., a Hong Kong corporation; Carlisle Intangible, LLC, a Delaware limited liability company; and Carlisle, LLC, a Delaware limited liability company. Carlisle Fluid Technologies, Inc. is a direct wholly owned subsidiary of the Company. Each of the other Seller parties is an indirect, wholly owned subsidiary of the Company. The Buyer parties to the Agreement include CentroMotion (solely for purposes of Section 8.3 of the Agreement) and the following subsidiaries of CentroMotion: Engineered Components and Systems, LLC, a Delaware limited liability company; CMBF, LLC, a Delaware limited liability company; Power-Packer Europa B.V., a Netherlands private limited company; Power Packer North America, Inc., a Delaware corporation; and EC&S Holdings Hong Kong Limited, a Hong Kong corporation.

This Form 8-K contains forward-looking statements, including those with respect to the sale of the Acquired Business and the anticipated timing of the closing of the transaction. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Actual results could differ materially from those reflected in the Form 8-K for various reasons, including the failure of the parties to meet or waive closing conditions, failure to receive required regulatory approvals, and the failure of the Buyers to obtain their expected financing. The Company disclaims any obligation to update forward-looking statements except as required by law.

Item 7.01.	Regulation FD Disclosure.

On May 25, 2021, the Company announced that Sellers had entered into a definitive agreement to sell the Acquired Business to Buyers for aggregate cash consideration of (i) cash in the amount of $250 million, subject to certain adjustments and (ii) the right to receive a post-closing earn-out payment of up to $125 million in incremental cash proceeds, based on the EBITDA (earnings before interest, taxes, depreciation and amortization) of the Acquired Business for the year ending December 31, 2021. The Earn-Out Payment will be calculated in accordance with Section 2.9 of the definitive agreement, which is filed as Exhibit 2.1 hereto. The calculation of EBITDA for the purpose of determining the Earn-Out Payment is subject to certain adjustments contained in the definitive agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Equity and Asset Purchase Agreement, dated May 24, 2021, by and among Carlisle Fluid Technologies, Inc., Carlisle Global II Limited, Carlisle Industrial Brake & Friction, Inc., Carlisle International B.V., Carlisle Asia Pacific Ltd., Carlisle Intangible, LLC, Carlisle, LLC, Engineered Components and Systems, LLC, CMBF, LLC, Power-Packer Europa B.V., Power Packer North America, Inc., EC&S Holdings Hong Kong Limited and BRWS Parent LLC (solely for purposes of Section 8.3 thereto)
10.1	Form of Trademark License Agreement between Carlisle Intangible Company, LLC and Engineered Components and Systems, LLC
99.1	Press Release of Carlisle Companies Incorporated, dated May 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2021

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer